                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Sun Life Assurance Company of Canada (U.S.), Variable Insurance Products Fund and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated December 1, 1996 by doing all of the following:

1. Revising the definition of "Variable Insurance Products" in the first WHEREAS clause to include both variable life insurance policies and variable annuity contracts.

2.       Replacing the sixth WHEREAS clause with the following:

         "WHEREAS, the Company has established the Accounts to fund certain variable life insurance policies and variable annuity contracts (collectively, the "Contracts"); and

3.       Deleting the second sentence of section 1.6.

4.       Replacing section 2.4 with the following:

                  "2.4. The Company represents that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future."

5.       Replacing Section 2.5 in its entirety with the following:

                  "2.5. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                         "(b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees."

6.       Deleting the last sentence of section 5.1.

7.       Replacing section 5.3 with the following:

                  "5.3. The Company shall bear the expenses of distributing the Fund's prospectus and reports to owners of Contracts issued by the Company. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the

         Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund."

8.       Deleting subsection 10.1(h).

9. Replacing the Company's contact information in Article XI with the following:

         "Sun Life Assurance Company of Canada (U.S.)
         One Sun Life Executive Park - SC 1335
         Wellesley Hills, MA  02481
         Attention:  Maura A. Murphy"

10. Deleting Schedule A of the Agreement in its entirety and replacing it with the Amended Schedule A attached hereto.

11.      Deleting Schedule C in its entirety.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the Effective Date of the Agreement.

SUN LIFE ASSURANCE Company OF CANADA (U.S.)

By:                                                           By:
         -----------------------------------                           -----------------------------------
Name:                                                         Name:
         -----------------------------------                           -----------------------------------
Title:                                                        Title:
         -----------------------------------                           -----------------------------------

VARIABLE INSURANCE PRODUCTS FUND

By:
         -----------------------------------
         Robert C. Pozen
         Senior Vice President


FIDELITY DISTRIBUTORS CORPORATION

By:
         -----------------------------------
         Mike Kellogg
         Executive Vice President

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND                                  POLICY FORM NUMBERS OF CONTRACTS
DATE ESTABLISHED BY BOARD OF DIRECTORS                        FUNDED BY SEPARATE ACCOUNT
--------------------------------------                        --------------------------
Sun Life of Canada (U.S.) Variable Account F
July 13, 1989                                                 Futurity II Variable and Fixed Annuity Contract
                                                              RP-GR-CONT-98-1
                                                              RP-IND-MVA-98-1

                                                              Futurity III Variable and Fixed Annuity Contract
                                                              RCH-IND-MVA-00-1
                                                              RCH-GR-CERT-00-1
                                                              RCH-INDMVAPR-00-1
                                                              RCH-GRCERT-PR-00-1

                                                              Futurity Focus II Variable and Fixed Annuity Contract

                                                              FII-IND-MVA-00-1
                                                              FII-GR-CERT-00-1
                                                              FII-IND-MVAPR-00-1
                                                              FII-GR-CERTPR-00-1

                                                              Futurity Accolade Variable and Fixed Annuity Contract
                                                              FA-IND-MVA-99-1
                                                              FA-GR-CERT-99-1
                                                              FA-IND-MVAPR-99-1
                                                              FA-GR-CERTPR-99-1

                                                              Futurity Select Four Variable and Fixed Annuity Contract
                                                              RFF-IND-MVA-00-1
                                                              RFF-GR-CERT-00-1
                                                              RFF-INDMVAPR-00-1
                                                              RFF-GRCERT-PR-00-1

Sun Life of Canada (U.S.) Variable Account I                  Futurity Protector Variable Universal Life Insurance Policies
December 1, 1998                                              DBVUL-2001

                                                              Futurity Survivorship Variable Universal Life Insurance Policies
                                                              SVUL-2001

                                                              Futurity Accumulator Variable Universal Life Insurance Policies
                                                              CVVUL-2001

Sun Life of Canada (U.S.) Variable Account G                  Sun Life Corporate VUL
July 25, 1996                                                 VUL-COLI-97